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                                                                      EXHIBIT 21

                             LIFE TIME FITNESS, INC.
                              LIST OF SUBSIDIARIES

                Name                      State of Formation
                ----                      ------------------
FCA Real Estate Holdings, LLC                  Delaware
FCA Construction Holdings, LLC                 Delaware
FCA Restaurant Holdings, LLC                   Delaware
LTF Real Estate Holdings, LLC                  Delaware
      LTF Michigan Real Estate, LLC            Delaware
      LTF Minnesota Real Estate, LLC           Delaware
      LTF USA Real Estate, LLC                 Delaware
Bloomingdale LIFE TIME Fitness, L.L.C.         Illinois
LTFMF Real Estate Holdings, LLC                Delaware
      LTFMF AZ Real Estate, LLC                Delaware

Non-profit corporation:
Life Time Fitness Foundation                   Minnesota

NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. The percentage of ownership is 100%, with the exception of Bloomingdale LIFE TIME Fitness, L.L.C., in which LIFE TIME FITNESS, Inc. holds a 33.3% ownership interest.